As filed with the Securities and Exchange Commission on April 26, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0945232 (I.R.S. Employer Identification Number)

Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Wilson
Chief Financial Officer
Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Amar Budarapu
Baker & McKenzie LLP
1900 North Pearl Street
Suite 1500
Dallas, Texas 75201
(214) 978-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐
Accelerated filer ☒
Non-accelerated filer ☐  (Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2018

PROSPECTUS
RADISYS CORPORATION
6,006,667 Shares of Common Stock
This prospectus relates to the resale from time to time by the selling shareholders named herein of up to 6,006,667 shares of our common stock covered by this prospectus, issuable upon the exercise of currently outstanding and exercisable warrants.
The selling shareholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds from such sales, but we may receive the exercise price from the selling shareholders upon exercise of the warrants if some or all of the warrants are exercised for cash.
We have agreed to pay all fees and expenses related to the registration of the shares of common stock covered by this prospectus and in connection with the offering.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the shares in the section entitled "Plan of Distribution" beginning on page 9.
This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “RSYS.” On April 23, 2018, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.70 per share.

Investing in our securities involves risks.
See “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference herein, as well as in any other subsequently filed quarterly or current reports.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2018.

_________________________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders identified in this prospectus may from time to time sell up to an aggregate of 6,006,667 shares of our common stock in one or more offerings.
This prospectus provides you with a general description of the shares of common stock that the selling shareholders may offer. Each time the selling shareholders sell shares of common stock, we, if required, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations or prospects may have changed since that date. The representations and warranties contained in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may publicly file in the future may contain representations and warranties made by and to the parties thereto as of specific dates. Those representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, or may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes. No offer or sale of these securities is being made in any jurisdiction where such offer or sale is prohibited.
All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.
As used in this prospectus, unless required by context, or as otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to the “Company” and “Radisys” refer to Radisys Corporation and include all of our consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”
Radisys Corporation
Radisys Corporation, a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. We operate in two primary segments, Software-Systems and Hardware Solutions.

•
Software-Systems products and services are targeted at delivering differentiated solutions for service providers to enable their deployment of next generation networks and technologies. This segment is comprised of the following differentiated offerings, all of which are aimed at enabling service providers to more rapidly adopt new technologies while driving down the costs of their network infrastructure.

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MediaEngine products are designed into IP Communications Networks, including the IP Multimedia Subsystem core of telecom networks, providing the necessary media processing capabilities required for a broad range of applications including Voice over Long-Term Evolution, Voice over WiFi, cloud communication platform as a service, Web Real-Time Communication, multimedia conferencing, as well as the transcoding required to achieve interoperability between legacy and new generation devices using disparate audio and video codecs. Evolution of the traditional media function to an all-IP virtual network function is critical for modernization of real time voice and video services. Our MediaEngine OneMRF strategy helps service providers consolidate their real-time IP media processing into a vendor and application agnostic platform, which drives cost out of their service delivery platform and enables accelerated deployment and introduction of new services. We sell virtualized, software-only vMRF for customers who require media processing in an Intel architecture and Network Functions Virtualization platforms. Our MediaEngine provides the essential media processing capability that enables service providers to deliver audio, video and other multimedia services over their all-IP networks.

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MobilityEngine portfolio provides solutions for 4G, LTE-Advanced and emerging 5G standards for Radio Access Network (RAN) use cases including Centralized, Virtualized and Mobile (or Multi Access as it is now known) Edge Compute ("MEC"). Cloud or Centralized Radio Access Network disaggregates the RAN baseband unit from traditional eNodeB enabling it to run on common generic compute platforms, making network decisions more efficient compared to traditional cellular networks. MEC is based on open platforms and software that allows virtualized applications to be deployed closest to the network edge to meet the requirements of ultra-low latency, real time network access and context needed for 5G, streaming video and massive IoT applications. Our MobilityEngine portfolio helps Original Design Manufacturers, Original Equipment Manufacturers and Certified Systems Professionals build networks for these capabilities with accelerated time to market, reduced risk and lowered Total Cost of Ownership. One of the significant network re-evolutions is the 3GPP standards defines a vertical split for Central Unit - Distributed Unit as well as horizontal split for Control Plane - User Plane. Our MobilityEngine software helps support these various options for flexible, scalable and programmable network deployment paradigms.

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FlowEngine products target the communication service provider traffic management market and is a family of products designed to rapidly classify millions of data flows and then distribute these flows to thousands of Virtualized Network Functions. FlowEngine offloads the processing for packet classification and distribution, improving virtualized function utilization and making the overall NFV architecture more efficient. A FlowEngine system consists of FlowEngine software running on a Traffic Distribution Engine platform. FlowEngine Software enables communication service providers to efficiently transition towards NFV and software-defined networking (“SDN”) architectures allowing increased service agility and quicker time to revenue for new service offerings. FlowEngine accomplishes this by integrating a targeted subset of edge routing, data center switching, and load balancing functionality, coupled with standards based SDN protocols, enabling our customers to significantly reduce the investment necessary to efficiently process data flows in virtualized communications environments.

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Also included in this segment is our Professional Services organization that is staffed with telecommunications experts who are available to assist our customers as they develop their own unique telecommunications products and applications as well as accelerating specific features developed across our Software-Systems product families. Our strategy is to enable the efficient and cost-effective adoption of our Software-Systems products as well as enabling service providers to accelerate the adoption of open-standards based solutions as part of their next generation networks aimed at significantly reducing the total cost of ownership of their network infrastructure.

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Hardware Solutions leverages our hardware design expertise, coupled with our manufacturing, supply chain, integration and service capabilities, to enable differentiation from our competition. While the Software-Systems business will be our core strategic focus moving forward, we continue to support existing customers that value the products we deliver within our Hardware Solutions segment. Our products include the following two primary product families:

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DCEngine products include open-based rack-scale systems, utilizing Open Compute Project accepted specifications, which enable service providers to migrate their existing infrastructure to embrace the efficiencies and scale of data center environments. This product suite brings the economies of the data center and the agility of the cloud to service provider infrastructure, allowing them to accelerate the transformation to cloud based compute, storage and networking fabrics utilizing the best of commodity components, open source hardware specifications and software coupled with world class service and support. The DCEngine platform enables service providers to drive innovation and the rapid scalable delivery of virtualized network functions at the network edge, enabling new services such as storage backup, video on demand and parental controls.

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Embedded products which includes our ATCA, computer-on-module express and rack mount servers. These products are predominantly hardware-based and include both our internal designs as well as increasingly leveraging third party hardware which incorporates our management software and services capabilities. Our products enable the control and movement of data in both 3G and LTE telecom networks and provide the hardware enablement for network elements applications such as Deep Packet Inspection, policy management and intelligent gateways (security, femto and LTE gateways). Additionally, our products enable image processing capabilities for healthcare markets and enable cost-effective and energy-efficient computing capabilities dedicated for industrial deployments. Our professional service organization of systems architects, hardware designers, and network experts accelerates our customers' time to market on these revenue generating assets.

While we will retain the ability to support our long-standing customers’ service needs given the extended nature of telecom deployments, substantially all of the products within our Hardware Solutions’ portfolio have trended to end-of-life without future generation designs. Given the increased commoditization of hardware across our industry, coupled with our increased strategic focus in our Software-Systems product line, many customers fulfilled last time orders throughout 2017. As a result, going forward we expect to have a substantially smaller set of customers and corresponding revenues across these product lines in future periods.

Radisys Corporation was incorporated in March 1987 under the laws of the State of Oregon. Our principal offices are located at 5435 N.E. Dawson Creek Drive, Hillsboro, OR 97124; our telephone number is (503) 615-1100. Our website address is www.radisys.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

Issuance of Warrants in Connection with Note Purchase Agreement
On January 3, 2018, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) among the Company, as borrower, the guarantors from time to time party thereto, the purchasers from time to time party thereto (the “Purchasers”), including CIDM LendCo, LLC and HCP-FVG, LLC, an affiliate of Hale Capital Partners LP and collateral agent for the Purchasers. Pursuant to the Note Purchase Agreement, the Company issued and sold to the Purchasers senior secured promissory notes in an aggregate original principal amount of $17,000,000 (the “Notes”).
In connection with the issuance of the Notes, on January 3, 2018, the Company issued to the Purchasers warrants to purchase up to 6,006,667 shares of common stock at an exercise price equal to $1.00 per share. The exercise price of the warrants and the number of shares of common stock to be purchased upon exercise of the warrants is subject to adjustment upon certain events, including certain price-based anti-dilution adjustments in the event of future issuances of equity securities. The warrants expire on January 3, 2025.
The Offering

Common stock offered by selling shareholders	6,006,667 shares of our common stock, no par value
Common stock outstanding (as of April 23, 2018)	39,430,859 shares
Use of proceeds
The selling shareholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds from such sales; however, we will receive the exercise price from the selling shareholders upon exercise of the warrants if any or all of the warrants are exercised for cash. We will use the proceeds from such exercise of the warrants, if any, for working capital and general corporate purposes.

Nasdaq Global Select Market symbol	RSYS

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in any applicable prospectus supplement, together with all of the other information contained or incorporated by reference in any prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in any other subsequently filed quarterly or current reports, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain some forward-looking statements including:

•	the Company's business strategy;

•	changes in reporting segments;

•	expectations and goals for revenues, gross margin, research and development expenses, selling, general and administrative expenses and profits;

•	the impact of our restructuring events on future operating results, including statements related to future growth, expense savings or reduction or operational and administrative efficiencies;

•	timing of revenue recognition;

•	expected customer orders;

•	our projected liquidity;

•	future operations and market conditions;

•	industry trends or conditions and the business environment;

•	future levels of inventory and backlog and new product introductions;

•	financial performance, revenue growth, management changes or other attributes of Radisys following acquisition or divestiture activities;

•	continued implementation of the Company’s next-generation datacenter product; and

•	other statements that are not historical facts.
All statements that relate to future events or to our future performance are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “consider,” “intends,” or other comparable terminology. These forward-looking statements are made pursuant to safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, among others, the Company’s ability to raise additional capital, increased Tier 1 commercial deployments across multiple product lines, continued implementation of the Company’s next-generation products, customer implementation of traffic management solutions, the outcome of product trials, the market success of its customers’ products and solutions, the development and transition of new products and solutions, including our FlowEngine appliance, MobilityEngine 5G RAN technology and our strategic MediaEngine channel agreement, the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, the Company’s dependence on certain customers and high degree of customer concentration, the Company’s use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, actions by regulatory authorities or other third parties, cash generation, changes in tariff and trade policies and other risks associated with foreign operations, fluctuations in currency exchange rates, the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, risks relating to fluctuations in the Company’s operating results, the uncertainty of revenues and profitability and the ability to meet certain financial covenants as well as the potential need to raise additional funding and risks related to cost reduction efforts and other factors described in “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information.
We do not guarantee future results, levels of activity, performance or achievements, and we do not assume responsibility for the accuracy and completeness of these statements. The forward-looking statements contained in this prospectus and the documents incorporated herein by reference are made and based on information as of the date of such document. We assume no obligation to update any of these statements based on information after the date of this prospectus or the documents incorporated herein by reference, as applicable.

USE OF PROCEEDS
All of the shares of common stock being sold in the offering are being sold by the selling shareholders, and the selling shareholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any proceeds from such sales; however, we will receive the exercise price of $1.00 per share (subject to adjustment upon certain events) from selling shareholders who opt to exercise the warrants for cash. If all of the warrants are exercised for cash, we would receive gross proceeds of approximately $6.0 million, which we currently intend to use for working capital and general corporate purposes. We will not receive any cash proceeds from the sale of our common stock to selling shareholders who opt to exercise the warrants on a cashless basis.

SELLING SHAREHOLDERS
The selling shareholders named in the table below may, from time to time, offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 6,006,667 shares of our common stock issuable upon the exercise of warrants held by each selling shareholder. None of the selling shareholders has held any position or office, or has otherwise had a material relationship, with us or any of our predecessors or affiliates within the past three years other than as described in “Issuance of the Warrants in Connection with Note Purchase Agreement” above.
The shares reflected in the table below may be sold by the selling shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their warrants or shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by each of the selling shareholders. The selling shareholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling shareholders will sell under this prospectus.
Percentage of beneficial ownership in the table below is based on 39,430,859 shares of our common stock outstanding as of April 23, 2018.

Name of Selling Shareholder	Common Stock Beneficially Owned Prior to the Offering (1)	Common Stock Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (2)	Percentage of Common Stock Owned Upon Completion of this Offering
HCP-FVG, LLC (3)	4,004,445	4,004,445	0	0
CIDM LendCo, LLC (4)	2,002,222	2,002,222	0	0
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(1)
Includes an aggregate of 6,006,667 shares of common stock underlying warrants issued to the selling shareholders. In addition to the shares set forth in the table, the number of shares to be sold includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act.

(2)
We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling shareholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, all of the warrants will have been exercised and none of the shares covered by this prospectus will be held by the selling shareholders.

(3)
The securities reported above are held by HCP-FVG, LLC. Hale Capital Partners, LP (“HCP”) is the sole member of HCP-FVG, LLC. Martin M. Hale, Jr. (“MH”) is the Chief Executive Officer of HCP. MH is also (i) the sole owner and managing member of Hale Fund Partners, LLC, a Delaware limited liability company (“HFP), the general partner of HCP and (ii) the sole owner and Chief Executive Officer of Hale Fund Management, LLC, a Delaware limited liability company (“HFM”). HFM is (i) the general partner of Hale Capital Management, LP (“HCM”), the investment manager of HCP and (ii) the manager of HCP-FVG, LLC. Each of MH, HFP, HFM and HCM disclaims beneficial ownership of the securities above except to the extent of his or its pecuniary interest. The address and principal office of MH, HCP-FVG, LLC, HCP, HFP, HFM and HCM is 17 State Street, Suite 3230, New York, NY 10004. Except as disclosed elsewhere in this prospectus, none of HCP-FVG, LLC, HCP, MH, HFP, HFM, or HCM has had any position, office or other material relationship with the registrant or any of its predecessors or affiliates within the past three years.

(4)
CIDM LendCo, LLC is a Delaware LLC owned 100% by Julian Singer. The address and principal office of CIDM LendCo, LLC is 2200 Fletcher Avenue, Suite 501, Fort Lee, NJ 07024. Except as disclosed elsewhere in this prospectus, none of Julian Singer or CIDM LendCo, LLC has had any position, office or other material relationship with the registrant or any of its predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION
The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	to or through underwriters or broker-dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.
The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act, as amended, may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the fifth anniversary of the effective date of such registration statement, (ii) such time as all of the shares of common stock covered by the registration statement have been sold publicly or (iii) such time as all of the shares of common stock covered by the registration statement may be sold by the selling shareholders pursuant to Rule 144 without volume limitations and without the requirement that there be adequate current public information with regards to us.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our restated articles of incorporation and restated bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.
Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 5,663,952 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are outstanding.
Common Stock
As of April 23, 2018, there were 39,430,859 shares of our common stock outstanding. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock have the following rights:
Dividends. Holders of our common stock are entitled to receive ratably such dividends on our common stock as may from time to time be declared by our board of directors out of funds legally available therefore.
Voting. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Cumulative voting for the election of directors is not authorized by our articles of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
Preemptive Rights, Conversion and Redemption. Holders of our common stock have no preemptive rights and no right to redeem their common stock or convert their common stock into any other securities.
Liquidation, Dissolution and Winding-up. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation rights of any preferred stock.
Preferred Stock
Our board of directors is authorized, without further action by our shareholders, to designate and issue up to 5,663,952 shares of preferred stock in one or more series. Our board of directors may fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.
The issuance of preferred stock could delay, defer or prevent a change of control of Radisys. We have no current plans to issue any shares of preferred stock.
Oregon Control Share and Business Combination Statutes
Oregon law may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by:

•	the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and

•	the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.
This law is construed broadly and may apply to both companies and persons acting as a group.
The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired. If the acquired shares are granted voting rights and they represent a majority of all voting power, shareholders who do not vote in favor of granting voting rights will be entitled to dissent and will have the right to receive the fair value of their shares if the shareholders follow the provisions of Oregon’s dissenters’ rights statute. The fair value will, at a minimum, be equal to the highest price paid per share by the person for the shares acquired in the transaction subject to this law.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders. The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

•	a merger or plan of share exchange,

•	any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation, and

•	transactions that result in the issuance of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

•
the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),

•	the board of directors approves the share acquisition or business combination before the shareholder acquired 15% or more of the corporation’s outstanding voting stock, or

•
the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

Advance Notice Provisions. Our bylaws establish advance notice procedures for shareholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board.
Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called by the Chairman of the Board or the board of directors and shall be called by the Chairman of the Board upon the written demand of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.
Cumulative Voting. Neither our articles of incorporation nor our bylaws provide for cumulative voting in the election of directors.
These provisions may deter a hostile takeover or delay a change of control or management of Radisys.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc.
Nasdaq Stock Market Quotation
Our common stock is traded on the Nasdaq Global Select Market under the symbol “RSYS.”
Warrants
On January 3, 2018, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) among the Company, as borrower, the guarantors from time to time party thereto, the purchasers from time to time party thereto (the “Purchasers”), including CIDM LendCo, LLC and HCP-FVG, LLC, an affiliate of Hale Capital Partners LP and collateral agent for the Purchasers. Pursuant to the Note Purchase Agreement, the Company issued and sold to the Purchasers senior secured promissory notes in an aggregate original principal amount of $17,000,000 (the “Notes”).
In connection with the issuance of the Notes, on January 3, 2018, the Company issued to the Purchasers warrants to purchase up to 6,006,667 shares of common stock at an exercise price equal to $1.00 per share. The exercise price of the warrants and the number of shares of common stock to be purchased upon exercise of the warrants is subject to adjustment upon certain events, including certain price-based anti-dilution adjustments in the event of future issuances of equity securities. The warrants expire on January 3, 2025.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Stoel Rives LLP, Portland, Oregon.

EXPERTS
The consolidated financial statements of Radisys Corporation as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Radisys Corporation
5435 N.E. Dawson Creek Drive
Hillsboro, OR 97124
Attn: Chief Financial Officer
Tel : (503) 615-1100

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with the SEC can also be accessed free of charge by linking directly from our website at www.radisys.com on the “Investor Relations” page through the “SEC Filings” link. These filings will be available as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•
The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act filed on September 25, 1995, including any amendment, registration statement or report updating the description;

•
The Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018, as amended by Amendment No. 1 filed with the SEC on April 26, 2018 to include previously omitted Part

III information; and

•	Current Reports on Form 8-K filed with the SEC on January 4, 2018, February 7, 2018, February 27, 2018, March 15, 2018 and March 30, 2018.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Radisys Corporation, 5435 N.E. Dawson Creek Drive, Hillsboro, Oregon 97124; Attention: Chief Financial Officer, or you may call us at (503) 615-1100.
The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. Neither we nor the selling shareholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus. The selling shareholders will not bear any portion of such expenses. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$516
Printing fees and expenses	5,000
Legal fees and expenses	20,000
Accounting fees and expenses	7,500
Miscellaneous	5,000
Total	$38,016

Item 15. Indemnification of Directors and Officers
Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Second Amended and Restated Bylaws require indemnification of current or former directors of the Company to the fullest extent permitted by law. The right to and amount of indemnification will ultimately be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. However, it is likely that Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Second Amended and Restated Bylaws would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act. The effect of the indemnification provisions contained in Article VII of the Company’s Second Restated Articles of Incorporation, Article V of the Company’s Amended and Restated Bylaws and the Oregon Business Corporation Act (the “indemnification provisions”) is summarized as follows:
(a) The indemnification provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.
(b) The indemnification provisions grant a right of indemnification in respect of any action, suit or proceeding by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.
(c) The Company must indemnify every person who has been wholly successful, on the merits or otherwise, in defense of an action, suit or proceeding to which the person was a party because of being a director of the corporation against reasonable expenses (including attorney fees) incurred by the director in connection with the proceeding.
(d) The Company may not indemnify a director unless it is determined by (1) a majority of a quorum of disinterested directors or a committee of disinterested directors, (2) independent legal counsel or (3) the shareholders that indemnification is proper because the applicable standard of conduct has been met. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances.
(e) The Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director gives the Company a signed written affirmation of the director’s good faith belief that the director has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and gives the Company a written undertaking, signed personally or on the director’s behalf, to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.
Under the Oregon Business Corporation Act, an officer of the Company is entitled to mandatory indemnification to the same extent as a director of the Company if the officer was wholly successful on the merits of a controversy described in (c) above.

The Company has entered into indemnity agreements with each of its officers and directors. The agreements generally provide that the Company shall indemnify an officer or director if he or she is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of payments under the indemnity agreements, to the fullest extent permitted by applicable law.
The Company shall pay the expenses incurred by an officer or director in any proceeding in advance if the officer or director provides certain information and undertakings.
As used in the indemnity agreements, the term “proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of the indemnity agreement, that relates to an event or occurrence for which indemnification is available under the indemnity agreement.

As used in the indemnity agreements, the term “expenses” includes any expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being or preparing to be a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding relating to any event or occurrence for which indemnification is available under the indemnity agreement, and any expenses of establishing a right to indemnification or expense advance under specified sections of the indemnity agreement or in connection with any recovery under any directors' and officers' liability insurance policy maintained by the Company or enterprise to which the person provides services at our request.
Pursuant to the indemnity agreements for the directors, the chief executive officer and the chief financial officer, the Company is obligated to use commercially reasonable efforts to provide directors' and officers' liability insurance with specified coverage and to provide certain procedures and funding arrangements in the event of a change of control or potential change of control of the Company under the circumstances specified therein.
The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.
The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Item 16. Exhibits

Exhibit No	Description

1.1†	Form of Underwriting Agreement

4.1
Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006 (SEC File No. 333-137060), as amended by the Articles of Amendment incorporated by reference from Exhibit 3.1 in the Company’s Current Report on Form 8-K filed on January 31, 2008 (SEC File No. 000-26844).

4.2
Second Amended and Restated Bylaws and amendments thereto. Incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed on November 7, 2014 (SEC File No. 000-26844).

4.3	Specimen Common Stock Certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006 (SEC File No. 333-137060).

4.4
Form of Warrants, dated as of January 3, 2018, by Radisys Corporation in favor of the Purchasers or their registered assigns. Incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on January 4, 2018 (SEC File No. 000-26844).

5.1**	Legal Opinion of Stoel Rives LLP.

23.1*	Consent of KPMG LLP.

23.2**	Consent of Stoel Rives LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included as part of the signature page hereto).
_________________

*	Filed herewith.

**	Previously filed.

†	If any underwriting agreement is utilized, it will be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 26th day of April, 2018.

RADISYS CORPORATION

By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of April, 2018:

REGISTRANT’S OFFICERS AND DIRECTORS

Signature	Title

/s/ *	Chief Executive Officer and Director
Brian Bronson	(Principal Executive Officer)

/s/ Jonathan Wilson	Chief Financial Officer
Jonathan Wilson	(Principal Financial and Accounting Officer)

Directors:

/s/ *	Director
Stephen Domenik

/s/ *	Director
Michael G. Hluchyj

/s/ *	Director
Niel Ransom

* The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above indicated
officer or director of the Company pursuant to a power of attorney executed by such officer or director

By:	/s/ Jonathan Wilson
Jonathan Wilson
Attorney-in-fact